Exhibit 21.1

AMPHITRITE DIGITAL INCORPORATED

List of Subsidiaries

Name	Jurisdiction of Organization
Windy of Chicago Ltd	Illinois
STDC Holdings Inc	US Virgin Islands
Paradise Adventures LLC	Florida